    As Filed With the Securities and Exchange Commission on March 10, 1995
                                                    Registration No. ___________

- --------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              ------------------

                                 ADVANTA CORP.
             ----------------------------------------------------
              (Exact name of issuer as specified in its charter)

        Delaware                                        23-1462070
- -------------------------                   ------------------------------------
 (State of Incorporation)                   (I.R.S. Employer Identification No.)

Brandywine Corporate Center, 650 Naamans Road, Claymont Delaware        19703
- ----------------------------------------------------------------        -----
        (Address of Principal Executive Offices)                      (Zip Code)

                              ADVANTA MANAGEMENT
                              -------------------
                     INCENTIVE PLAN WITH STOCK ELECTION IV
                     -------------------------------------
                           (Full Title of the Plan)

                           Gene S. Schneyer, Esquire
                                 Advanta Corp.
                         Five Horsham Business Center
                                300 Welsh Road
                              Horsham,  PA  19044
                                (215) 657-4000
- --------------------------------------------------------------------------------
           (Name, address and telephone number, including area code,
                             of agent for service)

                        CALCULATION OF REGISTRATION FEE

====================================================================================================
Title of            Amount to be     Proposed Maximum        Proposed Maximum          Amount of
Securities to be    Registered(1)    Offering Price Per      Aggregate Offering        Registration
Registered                           Share (2)               Price (2)                 Fee

- ----------------------------------------------------------------------------------------------------
Class B
Common Stock,
$.01 par
value.....          500,000          $30.75                  $15,375,000               $5,302.00
- ----------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2) Determined in accordance with Rule 457(h) solely for the purpose of calculating the Registration Fee, based upon the average of the high and low prices of the Class B Common Stock as reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System on March 8, 1995.

          PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         As required by the Securities and Exchange Commission (the "Commission"), the Company hereby incorporates by reference the following documents which have been filed with the Commission:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

         (b) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 1994;

         (c) The Company's Current Reports on Form 8-K dated January 26, April 19, July 20, October 19 and December 22, 1994 and January 24, 1995; and

         (d) the description of the Company's Class B Common Stock which is contained in the Registration Statement on Form 8-A filed by the Company to register such securities under Section 12 of the Exchange Act, File No. 0-14120, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Not Applicable.

Item 5.  Not Applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 145 of the Delaware General Corporation Law provides, inter alia, that under specified circumstances a corporation shall have the power to indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses, attorneys' fees, judgments, fines and settlements. The By-Laws of the Company provide that the Company shall indemnify any director, officer, employee or agent of the Company to the fullest extent now or hereafter permitted by law in connection with any such action, suit or proceeding. The By-Laws further provide that the Board of Directors of the Company may, by resolution, indemnify any person other than a director, officer, employee or agent of the Company for liabilities incurred in connection with services rendered for or at the request of the Company or its subsidiaries. In addition, consistent with Section 102 of the Delaware General Corporation Law, the Company's Certificate of Incorporation limits the personal liability of the Company's directors to the Company or its stockholders for monetary damages for certain breaches of fiduciary duty. The Company maintains director and officer liability insurance which would provide coverage against certain securities law liabilities.

Item 7.  Not Applicable.

ITEM 8.  EXHIBITS.

         4.1. Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 4.1 to the Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (File No. 33-53475), as filed with the Securities and Exchange Commission on June 10, 1994).

         4.2. By-Laws of Registrant, as amended (incorporated by reference to Exhibit 3.ii to the Registrant's Current Report on Form 8-K dated December 22, 1994, as filed with the Securities and Exchange Commission on the same date).

         5.      Opinion of Gene S. Schneyer, Esquire (filed herewith).

         15.     Not applicable.

         23.1.   Consent of Arthur Andersen LLP (filed herewith).

         23.2. Consent of Gene S. Schneyer, Vice President, Secretary and General Counsel (included in Exhibit 5).

         24.     Powers of Attorney (included on signature page).

         27.     Not applicable.

         28.     Not applicable.

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a Post-Effective Amendment to this Registration Statement:

                          (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                          (ii)  To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent Post-Effective Amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii)  To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a Post-Effective Amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such Post-Effective Amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a Post-Effective Amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    EXPERTS

         The consolidated financial statements and schedules incorporated by reference in this Registration Statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horsham Township, Montgomery County, Commonwealth of Pennsylvania, on March 9, 1995.

                          Advanta Corp.


                          By:      /s/ Richard A. Greenawalt
                              -----------------------------------------------
                                   Richard A. Greenawalt, President, Chief
                                   Operating Officer and Director

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby constitute and appoint Dennis Alter, Richard A. Greenawalt, Alex W. Hart, John J. Calamari, David D. Wesselink and Gene S. Schneyer, or any of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                                                                Date
         ---------                                                                ----
/s/ Dennis Alter                                                             March 2, 1995
- -------------------------------------------                                  -------------
Dennis Alter
Chairman of the Board, Chief Executive
Officer and Director



/s/ Alex W.  Hart                                                            March 2, 1995
- -------------------------------------------                                  -------------
Alex W. Hart
Executive Vice Chairman and
Director

/s/ Richard A. Greenawalt                                                    March 2, 1995
- -------------------------------------------                                  -------------
Richard A. Greenawalt
President, Chief Operating
Officer and Director

/s/ David D. Wesselink                                                       March 2, 1995
- -------------------------------------------                                  -------------
David D. Wesselink
Senior Vice President and Chief
Financial Officer


/s/ John J. Calamari                                                         March 7, 1995
- -------------------------------------------                                  -------------
John J. Calamari
Vice President, Finance, and
Chief Accounting Officer


/s/ Arthur P. Bellis                                                         March 2, 1995
- -------------------------------------------                                  -------------
Arthur P. Bellis, Director


/s/ Max Botel                                                                March 2, 1995
- -------------------------------------------                                  -------------
Max Botel, Director


/s/ Richard J. Braemer                                                       March 2, 1995
- -------------------------------------------                                  -------------
Richard J. Braemer, Director


/s/ Anthony P. Brenner                                                       March 2, 1995
- -------------------------------------------                                  -------------
Anthony P. Brenner, Director


/s/ William C. Dunkelberg                                                    March 2, 1995
- -------------------------------------------                                  -------------
William C. Dunkelberg, Director


/s/ Robert C. Hall                                                           March 2, 1995
- -------------------------------------------                                  -------------
Robert C. Hall, Director


/s/ Warren Kantor                                                            March 2, 1995
- -------------------------------------------                                  -------------
Warren Kantor, Director


/s/ Ronald J. Naples                                                         March 2, 1995
- -------------------------------------------                                  -------------
Ronald J. Naples, Director


/s/ Phillip A. Turberg                                                       March 2, 1995
- -------------------------------------------                                  -------------
Phillip A. Turberg, Director

                                 EXHIBIT INDEX


Item

4.1. Restated Certificate of Incorporation of Registrant, as amended (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (File No. 33-53475) as filed with the Securities and Exchange Commission on June 10, 1994).

4.2. By-Laws of Registrant, as amended (incorporated by reference to Exhibit 3.ii to the Registrant's Current Report on Form 8-K dated December 22, 1994, as filed with the Securities and Exchange Commission on the same date).

5.       Opinion of Gene S. Schneyer, Esquire (filed herewith).

15.      Not applicable.

23.1.    Consent of Arthur Andersen LLP (filed herewith).

24.2. Consent of Gene S. Schneyer, Vice President, Secretary and General Counsel (included in Exhibit 5).

24.      Powers of Attorney (included on signature page).

27.      Not applicable.

28.      Not applicable.